As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cullinan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3879991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Main Street

Suite 1350

Cambridge, MA 02142

(617) 410-4650

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nadim Ahmed

President and Chief Executive Officer

Cullinan Therapeutics, Inc.

One Main Street

Suite 1350

Cambridge, MA 02142

(617) 410-4650

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas J. Danielski, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 16, 2024

PRELIMINARY PROSPECTUS

Cullinan Therapeutics, Inc.

Up to 14,421,070 Shares of Common Stock

Pre-Funded Warrants to Purchase Up to 315,790 Shares of Common Stock

This prospectus relates to the disposition, from time to time, by the selling stockholders (including their transferees, pledgees, donees or successors) identified in this prospectus under the caption “Selling Stockholders” on page 12 of (i) up to 14,421,070 shares of our common stock, par value $0.0001 per share (the “Common Stock”) and (ii) up to 315,790 shares of Common Stock issuable upon the exercise of pre-funded warrants, with an exercise price of $0.001 per share (the “Pre-Funded Warrants”), that we issued in a private placement completed on April 18, 2024 (the “Private Placement”).

The selling stockholders may, but are not required to, sell, transfer, or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 17 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders, except with respect to amounts received by us upon exercise of the Pre-Funded Warrants, to the extent such Pre-Funded Warrants are exercised for cash. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of Common Stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol “CGEM.” On May 14, 2024, the last reported price of our Common Stock was $26.38 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 and other risk factors contained in the documents incorporated by referenced herein before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process.

Under this shelf registration process, the selling stockholders may offer and sell from time to time up to (i) 14,421,070 shares of Common Stock and (ii) 315,790 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants in one or more offerings. In some cases, the selling stockholders may also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling the Common Stock. We may also add, update or change in a prospectus supplement or free writing prospectus information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus, any applicable prospectus supplement, and any free writing prospectus, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we, nor the selling stockholders, has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Cullinan Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference contain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. All statements, other than statements of historical facts, contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) and other filings with the Securities Exchange Commission (the “SEC”), including the following:

•	the commercial success, cost of development, and timing of the approval of our clinical-stage product candidates;

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the initiation, timing, progress, results, and cost of our research and development programs, and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or clinical trials and related preparatory work, and the period during which the results of the trials will become available;

•	our ability to submit, and obtain clearance of, any investigational new drug applications on our expected timelines, or at all;

•	our ability to initiate, recruit, and enroll patients in and conduct our clinical trials at the pace that we project;

•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations, or warnings in the label of any of our product candidates, if approved;

•	our ability to compete with companies currently marketing therapies or developing product candidates with targets or indications similar to our product candidates’ targets or indications;

•	our reliance on third parties to conduct our clinical trials and to manufacture drug substance and drug product for use in our clinical trials;

•	the size and growth potential of the markets for any of our current and future product candidates, and our ability to serve those markets;

•	our ability to identify and advance through clinical development any additional product candidates;

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the commercialization of our current and future product candidates, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current and future product candidates;

•	our ability to identify research priorities and apply a risk-mitigated strategy to efficiently discover and develop current and future product candidates;

•	our ability to retain and recruit key personnel;

•	our ability to obtain and maintain adequate intellectual property rights;

•	our expectations regarding government and third-party payor coverage, pricing, and reimbursement;

•	our estimates of our expenses, ongoing losses, capital requirements, the sufficiency of our current resources, and our needs for or ability to obtain additional financing;

•	the milestone payments that we may receive from Taiho Pharmaceutical Co., Ltd.;

•	potential investments in our pipeline and the potential for such product candidates;

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the potential benefits of strategic collaboration agreements, our ability to enter into additional strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory, and commercialization expertise; and

•	developments and projections relating to our competitors or our industry.

These factors are discussed more fully in the 2023 10-K and elsewhere in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and investors should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make or collaborations or strategic partnerships we may enter into.

You should read this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference also contain estimates, projections, and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research, as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” in the 2023 10-K and elsewhere in this prospectus, any accompanying prospectus supplement, any free writing prospectus and any documents incorporated by reference.

ABOUT THE COMPANY

Overview

We are a clinical-stage biopharmaceutical company dedicated to creating new standards of care for patients. Our strategy is to identify high-impact targets, which we define as those that inhibit key drivers of disease or harness the immune system to eliminate diseased cells in both oncology and autoimmune diseases, and then select what we believe is the optimal therapeutic modality for those targets. We source innovation both internally and externally, focusing on product candidates with novel technology or differentiated mechanisms. Before we advance a product candidate into clinical development, we evaluate its potential for activity as a single agent as well as its ability to generate an immune response or to inhibit disease processes. Using this strategy, we have built a broad and deep pipeline of targeted oncology and autoimmune programs that includes six distinct clinical-stage product candidates.

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CLN-619, our lead unpartnered oncology program, is a monoclonal antibody that stabilizes expression of MICA/B on the tumor cell surface to promote tumor cell lysis mediated by both cytotoxic innate and adaptive immune cells. CLN-619 is being investigated as both monotherapy and in combination with checkpoint inhibitor therapy in an ongoing Phase 1 clinical trial in patients with advanced solid tumors. We intend to present initial data from the checkpoint inhibitor therapy combination dose escalation module of the clinical trial, as well as updated data from the monotherapy dose escalation module, in June 2024 at the American Society of Clinical Oncology Annual Meeting. Initial data from the disease specific expansion cohorts are anticipated in the first half of 2025. Separately, in February 2024, the United States (“U.S.”) Food and Drug Administration (“FDA”) cleared our Investigational New Drug (“IND”) application to evaluate CLN-619 in a Phase 1 clinical trial in relapsed/refractory multiple myeloma patients.

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CLN-978 is a CD19xCD3 T cell engager (“TCE”) with extended serum half-life that we are developing for autoimmune diseases. We discontinued enrollment in our Phase 1 clinical trial of CLN-978 in patients with relapsed/refractory B cell non-Hodgkin lymphoma (“B-NHL”) to focus ongoing development on autoimmune indications based on preclinical studies that demonstrated robust potency against target cells expressing low levels of CD19.

Academic and industry groups have generated clinical data and case series demonstrating that CD19 targeted CAR-T cell therapy could lead to sustained improvements in disease manifestations, including durable remission from symptoms in some cases, in multiple autoimmune disease indications including systemic lupus erythematosus (“SLE”). Nonetheless, cell therapy has many limitations, including the need for lymphodepleting chemotherapy, which is associated with significant toxicities, an FDA-recognized risk of secondary malignancies, and extended manufacturing lead times. More recently, academic investigators have published data demonstrating the potential for a CD19xCD3 TCE to achieve similar outcomes in multiple autoimmune disease indications. Based on these emerging clinical data supporting the efficacy of CD19 directed therapy in multiple autoimmune diseases and our belief that CLN-978 may address the limitations of CAR-T therapy, we are exploring the development of CLN-978 in a variety of autoimmune diseases and are committed to assessing its broad potential. We plan to submit an IND application to evaluate CLN-978 in patients with SLE as a first indication in the third quarter of 2024.

Clinical observations from three patients treated in a Phase 1 dose escalation trial of patients with relapsed/refractory B-NHL show that CLN-978 was clinically active at the initial starting dose of 30 micrograms administered subcutaneously once weekly. Two of the three patients experienced objective clinical benefit, including one patient who experienced a complete response. Grade 1 cytokine release syndrome occurred in two patients following the first dose of CLN-978 only, and no patients experienced immune effector cell-associated neurotoxicity syndrome. Other adverse events were mostly low-grade and/or mechanistically based (e.g., transient lymphopenia after the first dose only). Of the two patients with detectable B cells at baseline, both experienced rapid, deep, and sustained B cell depletion after administration of CLN-978. These data support that CLN-978 can not only deplete peripheral blood B cells but also demonstrate clinical activity in a tissue resident disease at a dose with a favorable safety profile.

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Zipalertinib (CLN-081/TAS6417), which we are co-developing with an affiliate of Taiho Pharmaceutical Co., Ltd (“Taiho”), is an orally-available small-molecule, irreversible epidermal growth factor receptor (“EGFR”) inhibitor that is designed to selectively target cells expressing EGFR exon 20 (“EGFRex20”) insertion mutations with relative sparing of cells expressing wild-type EGFR. The FDA has granted Breakthrough Therapy designation to zipalertinib. In collaboration with our partners at Taiho, we are evaluating zipalertinib in the pivotal Phase 2b portion of the REZILIENT1 clinical trial in patients with EGFRex20 non-small-cell lung cancer (“NSCLC”) who progressed after prior systemic therapy, and in a global Phase 3 clinical trial (“REZILIENT3”) in combination with chemotherapy as a potential first-line treatment for EGFRex20 NSCLC adult patients. We expect to complete enrollment in the pivotal Phase 2b portion of the REZILIENT1 clinical trial by year-end 2024. We will receive 50% of any future pre-tax profits from potential U.S. sales of zipalertinib.

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CLN-049 is a FLT3xCD3 T cell engaging bispecific antibody being investigated in patients with relapsed/refractory acute myeloid leukemia (“AML”) or myelodysplastic syndrome. CLN-049 is currently in an ongoing Phase 1 clinical trial with updated clinical data expected in the second half of 2024. In December 2023, we initiated a second Phase 1 clinical trial designed to evaluate the safety of CLN-049 in minimal residual disease-positive AML.

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CLN-418 is a B7H4x4-1BB fully human bispecific immune activator designed to achieve conditional activation of 4-1BB by targeting B7H4, a tumor-associated antigen that is highly expressed across multiple cancers with minimal expression on normal tissues. CLN-418 is being investigated in an ongoing Phase 1 clinical trial in patients with advanced solid tumors with initial clinical data expected in the second half of 2024.

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CLN-617 is a fusion protein combining two potent antitumor cytokines, interleukin-2 and interleukin-12 with tumor retention domains for the treatment of solid tumors. In December 2023, we dosed the first patient in the CLN-617 first-in-human Phase 1 clinical trial.

In addition to the product candidates described above, we are developing several preclinical oncology programs, all in the discovery stage, including our collaboration with Icahn School of Medicine at Mount Sinai for the development of novel hematopoietic progenitor kinase 1 degraders.

Company Information

Our principal executive offices are located at One Main Street, Suite 1350, Cambridge, Massachusetts 02142, and our telephone number is (617) 410-4650. Our website is located at https://www.cullinantherapeutics.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. Our website address is included as an inactive textual reference only.

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus supplement and reducing executive compensation disclosures.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our Common Stock that is held by non-affiliates to exceed $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, and the risk factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference in this prospectus, together with all other information included or incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus, and the information and documents incorporated by reference herein and therein in connection with this offering, before making an investment decision. The risks and uncertainties described below may not be the only ones we face. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

Risks Related to This Offering

The number of shares being registered for sale is significant in relation to the number of outstanding shares of our Common Stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. Upon registration of the Common Stock offered hereunder, 14,736,860 shares of the Common Stock registered hereunder may be resold in the public market immediately without restriction. These shares represent a large number of shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of the Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

DESCRIPTION OF THE PRIVATE PLACEMENT OF COMMON STOCK AND PRE-FUNDED WARRANTS

On April 18, 2024, we completed a private placement financing transaction (the “Closing”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) between us and the selling stockholders named in this prospectus (the “Purchasers”), in which we issued (i) 14,421,070 shares (the “Shares”) of Common Stock and (ii) the Pre-Funded Warrants to purchase 315,790 shares of Common Stock (the “Pre-Funded Warrant Shares”). The Shares and Pre-Funded Warrants (collectively, the “Securities”) were sold at a purchase price of $19.00 per unit and $18.999 per unit, respectively, for aggregate gross cash proceeds of approximately $280 million, before deducting fees to the placement agent and other estimated offering expenses payable by us. The Purchasers of the Securities were the selling stockholders named in this prospectus.

The description of our capital stock is incorporated by reference to Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021.

Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants to purchase shares of Common Stock are summarized below. This summary is subject to and qualified in its entirety by the form of pre-funded warrant, which was filed with the SEC as an exhibit to our Current Report on Form 8-K on April 16, 2024.

Exercisability. The holder may exercise the Pre-Funded Warrants at any time or from time to time through April 17, 2054. As further described under “Selling Stockholders,” notwithstanding the foregoing, certain holders will be prohibited from exercising the Pre-Funded Warrants into shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than a specific percentage of the total number of shares of our Common Stock then issued and outstanding. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Price. The exercise price upon exercise of each Pre-Funded Warrant is $0.001 per share of Common Stock, with an aggregate exercise price of $19.00 per share of Common Stock, of which $18.999 per share of Common Stock was paid by the holder at the Closing. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of stock dividends, subdivisions, stock splits, stock combinations, cash distributions, reclassifications, exchanges, combinations or substitutions affecting our Common Stock.

Payment of Exercise Price. The Pre-Funded Warrant holders have the option to provide payment of the exercise price of the shares being acquired upon exercise of the warrants (i) by check, wire transfer of same day funds, or other form of payment acceptable to us, or (ii) by cashless exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Pre-Funded Warrant holders may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Pre-Funded Warrant, the Pre-Funded Warrants may be transferred.

Acquisitions. If, at any time while each Pre-Funded Warrant is outstanding, there is an acquisition, which includes (i) the disposition of all or substantially all of our assets, (ii) a merger or consolidation in which our stockholders immediately prior to such merger, consolidation or reorganization, own less than a majority of our outstanding voting power immediately after such merger, consolidation or reorganization, the sale of all or substantially all of our assets or voting securities, or other change of control transaction, or (iii) any sale or other transfer by our stockholders of shares representing at least a majority of our then-total outstanding combined voting power, then the holders shall receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property which the holder would have been entitled to receive pursuant to such acquisition if such exercise had taken place immediately prior to such acquisition.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the Pre-Funded Warrants or by virtue of a holder’s ownership of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Waivers and Amendments. The Pre-Funded Warrants and any term thereof may only be amended or otherwise changed, waived, discharged or terminated in writing, signed by the Company and at least a majority in interest of the aggregate number of shares of Common Stock then issuable (without regards to any exercise limitations) upon exercise of the then outstanding Pre-Funded Warrants issued under the Purchase Agreement, provided that no amendment to the exercise price of the Pre-Funded Warrant, expiration date of the Pre-Funded Warrant, the provisions on limitations on exercise of the Pre-Funded Warrant, the provisions on the term or automatic cashless exercise upon expiration of the Pre-Funded Warrant or the amendment provision to the Pre-Funded Warrant may be made without consent of the holder.

No Fractional Shares. No fractional shares shall be issued upon the exercise of the Pre-Funded Warrants, and the number of Pre-Funded Warrant Shares to be issued shall be rounded down to the nearest whole share. If a fractional Pre-Funded Warrant Share interest arises upon any exercise of the Pre-Funded Warrant, we shall eliminate such fractional Pre-Funded Warrant Share interest by paying the holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with the Pre-Funded Warrant) of a full Pre-Funded Warrant Share, less (ii) the then-effective exercise price.

USE OF PROCEEDS

The selling stockholders will receive all net proceeds from the sale of Common Stock pursuant to this prospectus. However, in the case of the Pre-Funded Warrants issued to the selling stockholders pursuant to the Purchase Agreement, upon any exercise of the Pre-Funded Warrants for cash, the selling stockholders would pay us an exercise price of $0.001 per share of Common Stock, subject to any adjustment pursuant to the terms of the Pre-Funded Warrants. We intend to use any such proceeds for general corporate purposes.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

Pursuant to the Registration Rights Agreement, dated April 15, 2024, by and between us and the selling stockholders (the “Registration Rights Agreement”), we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares of our Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants, which the selling stockholders acquired pursuant to the Purchase Agreement, and to keep such registration statement effective with respect to each selling stockholder until (i) the fifth anniversary of the date that such registration statement is declared effective, (ii) such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by such registration statement cease to be Registrable Securities, (iii) such date that all Registrable Securities covered by such registration statement become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”) and without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (iv) such date that all Registrable Securities have been sold pursuant to a registration statement under the Securities Act or under Rule 144. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants will become eligible for sale by the selling stockholders under this prospectus only when the Pre-Funded Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their Pre-Funded Warrants.

We are registering the resale of the above-referenced shares to permit each of the selling stockholders identified below, or their transferees, pledgees, donees or successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of Common Stock that may be issued to the selling stockholders pursuant to the Purchase Agreement, plus the total number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued to the selling stockholders. Throughout this prospectus, when we refer to the shares of Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock and the shares underlying the Pre-Funded Warrants issued to the selling stockholders pursuant to the Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement and, as applicable, their transferees, pledgees, donees or successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares of Common Stock covered hereby may be offered from time to time by the selling stockholders.

The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling shareholders. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s name.

The following table sets forth the name of each selling stockholder, the number and percentage of Common Stock beneficially owned by the selling stockholders as of April 29, 2024, the number of shares of Common Stock that may be offered under this prospectus, and the number and percentage of Common Stock beneficially owned by the selling stockholders assuming all of the shares of Common Stock registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Stock. Generally, a person “beneficially owns” shares of the Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days of April 29, 2024. The number of shares of Common Stock in the column “Number of Shares Offered” represents all of the shares of Common Stock that a selling stockholder may offer and sell from time to time under this prospectus. The number of shares of Common Stock into which the Pre-Funded Warrants beneficially held by each selling stockholder are exercisable are limited pursuant to the terms of the Pre-Funded Warrants to a number of shares of Common Stock which would result in such selling stockholder having aggregate individual beneficial ownership of the total issued and outstanding shares of Common Stock over specified percentage thresholds (collectively, referred to as the “Beneficial Ownership Limitation”).

Name and Address	Prior to Offering Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		After Offering Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Adage Capital Partners, LP 200 Clarendon Street, 52nd Floor Boston, MA 02116	1,151,315	(1)	2.00%	526,315	(1)	625,000	1.09%
Entities Affiliated with Avidity Partners Management LP 2828 N. Harwood St., Suite 1220 Dallas, TX 75201	1,358,551	(2)	2.36%	1,315,790	(2)	42,761	*
Entities affiliated with Blue Owl Capital Holdings LP 399 Park Avenue, 38th Floor New York, NY 10022	2,988,193	(3)	5.19%	1,315,790	(3)	1,672,403	2.91%
Boxer Capital, LLC 12860 El Camino Real, Suite 300 San Diego, CA 92130	657,895	(4)	1.14%	657,895	(4)	0	*
Braidwell Partners Master Fund LP c/o Maples Corporate Services Limited P.O Box 309 Ugland House, Grand Cayman, KY1-1104 Cayman Islands	2,686,782	(5)	4.67%	1,000,000	(5)	1,686,782	2.93%
Entities Affiliated with BVF Partners L.P. 44 Montgomery Street FL40 San Francisco, CA 94104	5,858,046	(6)	9.99%	1,578,950	(6)	4,279,096	7.43%
Deerfield Partners, L.P. 345 Park Avenue South, Floor 12 New York, NY 10010	3,269,318	(7)	5.68%	1,315,790	(7)	1,953,528	3.39%
Entities Affiliated with Foresite Capital 900 Larkspur Landing Circle, Suite 150 Larkspur, CA 94939	1,315,810	(8)	2.29%	1,315,810	(8)	0	*
Invus Public Equities, L.P. 750 Lexington Ave, 30th Fl New York, NY 10022	1,052,630	(9)	1.83%	1,052,630	(9)	0	*
Entities Affiliated with OrbiMed 601 Lexington Avenue, 54th Floor New York, NY 10022	1,147,655	(10)	1.99%	526,315	(10)	621,340	1.08%
Entities Affiliated with Paradigm Advisors LP 767 Third Avenue, 17th Floor New York, NY	1,910,518	(11)	3.32%	526,315	(11)	1,384,203	2.40%

Name and Address	Prior to Offering Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		After Offering Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities Affiliated with Rock Springs Capital 650 South Exeter Street, Suite 1070, Baltimore, MD 21202	657,895	(12)	1.14%	657,895	(12)	0		*
Entities Affiliated with RTW 40 10th Avenue, Floor 7 New York, NY 10014	1,052,630	(13)	1.83%	1,052,630	(13)	0		*
Citadel CEMF Investments Ltd. 200 S. Biscayne Blvd., Suite 3300 Miami, Florida 33131	526,315	(14)	*	526,315	(14)	0		*
Entities Affiliated with Venrock Healthcare Capital Partners 7 Bryant Park, 23rd Floor New York, NY 10018	1,176,887	(15)	2.04%	1,052,630	(15)	124,257		*

Based on 57,556,714 shares of Common Stock outstanding as of April 29, 2024.

*	Represents less than 1%.
(1)

Includes 1,151,315 shares of Common Stock held by Adage Capital Partners, L.P. (“Adage”). Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the shares of Common Stock held by Adage Capital Partners, LP and may be deemed the beneficial owner of such shares of Common Stock, and each such person or entity, as the case may be, disclaims beneficial ownership of such shares of Common Stock except to the extent of their respective pecuniary interest therein.

(2)

Includes 789,480 shares of Common Stock held by Avidity Master Fund LP (“Avidity Master”) and 569,071 shares of Common Stock held by Avidity Private Master Fund I LP (“Avidity Private”). Avidity Master and Avidity Private are each Cayman exempted limited partnerships. Avidity Master and Avidity Private are collectively referred to as the Avidity Funds. The general partner of each of the Avidity Funds is Avidity Capital Partners Fund (GP) LP, a Delaware limited partnership, whose general partner is Avidity Capital Partners (GP) LLC, a Delaware limited liability company. Avidity Partners Management LP, is the investment manager of each of the Avidity Funds. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Each of the entities and individuals referenced in this paragraph may be deemed to beneficially own the shares of Common Stock held by the Avidity entities. Certain affiliates of the Avidity entities, which are not selling stockholders, may also own shares of Common Stock.

(3)

Includes 1,315,790 shares of Common Stock held by Blue Owl Healthcare Opportunities IV Public Investments LP, 1,228,159 shares of Common Stock held by Blue Owl Healthcare Opportunities III LP, 39,734 shares of Common Stock held by Blue Owl Healthcare Opportunities EF III LP, 374,418 shares of Common Stock held by Blue Owl Healthcare Opportunities II LP, and 30,092 shares of Common Stock held by Blue Owl Healthcare Opportunities EF II LP (together with the foregoing, the “Blue Owl Healthcare Holders”). Blue Owl Healthcare Opportunities Advisors LLC, an indirect subsidiary of Blue Owl Capital Holdings, LP, is the investment manager of the Blue Owl Healthcare Holders and exercises voting and investment power over the shares of Common Stock through an investment committee comprised of Kevin Raidy, Timothy Anderson, Sandip Agarwala and Brandyn Itzkowitz who each disclaims beneficial ownership over the shares of Common Stock held by the Blue Owl Healthcare Holders.

(4)	Includes 657,895 shares of Common Stock held by Boxer Capital, LLC (“Boxer Capital”). Boxer Asset Management Inc. is the managing member of Boxer Capital. Joseph C. Lewis is the sole indirect owner of

Boxer Asset Management Inc. Boxer Capital, Boxer Asset Management Inc. and Joseph C. Lewis have shared powers to vote (or direct the vote) and/or to dispose (or direct the disposition) of the shares of Common Stock held by Boxer Capital. Boxer Asset Management Inc. and Joseph C. Lewis disclaim beneficial ownership over the shares of Common Stock held by Boxer Capital except to the extent of their pecuniary interest therein.
(5)

Includes 2,686,782 shares of Common Stock held by Braidwell Partners Master Fund LP (“Braidwell Partners”). Excludes 315,790 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, which are not exercisable within 60 days of April 29, 2024 by virtue of the beneficial ownership limitations described below. The number of shares of Common Stock into which the Pre-Funded Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 4.99% of the total issued and outstanding shares of Common Stock. Braidwell LP (the “Braidwell Investment Manager”) is the investment manager of Braidwell Partners, Braidwell GP LLC (the “Braidwell GP”) is the general partner of Braidwell Partners, and Braidwell Management LLC (the “Braidwell IM GP”) is the general partner of the Braidwell Investment Manager and the managing member of the Braidwell GP. Messrs. Alexander T. Karnal and Brian J. Kreiter (together with Braidwell Partners, the Braidwell Investment Manager, the Braidwell GP and the Braidwell IM GP, the “Braidwell Parties”) together own, directly or indirectly, the Braidwell Investment Manager, the Braidwell GP and the Braidwell IM GP. Each of the Braidwell Parties disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of each of the Braidwell Parties other than Braidwell Partners is One Harbor Point, 2200 Atlantic Street, 4th Floor, Stamford, Connecticut 06902.

(6)

Includes (i) 2,464,327 shares of Common Stock and 585,078 shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) held by Biotechnology Value Fund, L.P. (“BVF LP”), (ii) 2,022,892 shares of Common Stock and 434,630 shares of Common Stock issuable upon the conversion of shares of Preferred Stock held by Biotechnology Value Fund II, L.P. (“BVF2 LP”), (iii) 191,799 shares of Common Stock and 50,150 shares of Common Stock issuable upon the conversion of shares of Preferred Stock held by Biotechnology Value Trading Fund OS LP (“BVF OS”) and (iv) 96,633 shares of Common Stock and 12,537 shares of Common Stock issuable upon the conversion of shares of Preferred Stock held by MSI BVF SPV, LLC (“MSI BVF” and together with BVF LP, BVF2 LP and BVF OS, the “BVF Funds”). The BVF Funds hold an aggregate of 647,500 shares of Preferred Stock, which is convertible into Common Stock, subject to certain limitations, including that the holder is prohibited from converting its Preferred Stock into shares of Common Stock if, as a result of the conversion, the holder, together with its affiliates, would beneficially own greater than 9.99% of the total Common Stock then issued and outstanding immediately following the conversion of such shares of Preferred Stock (the “Conversion Blocker”). As of April 29, 2024, the Conversion Blocker limits the conversion of Preferred Stock held by the holder to 1,082,395 shares out of 6,475,000 shares of Common Stock underlying the Preferred Stock held by the BVF Funds. BVF LP is deemed to be the beneficial owner of 3,049,405 shares of Common Stock, 585,078 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF I GP LLC (“BVF GP”) is deemed to be the beneficial owner of 3,049,405 shares of Common Stock, 585,078 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF2 LP is deemed to be the beneficial owner of 2,457,522 shares of Common Stock, 434,630 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF II GP LLC (“BVF2 GP”) is deemed to be the beneficial owner of 2,457,522 shares of Common Stock, 434,630 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF OS is deemed to be the beneficial owner of 241,949 shares of Common Stock, 50,150 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Partners OS Ltd. (“Partners OS”) is deemed to be the beneficial owner of 241,949 shares of Common Stock, 50,150 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. MSI BVF is deemed to be the beneficial owner of 109,170 shares of Common Stock, 12,537 shares of which are issuable upon the conversion of Preferred Stock. BVF GP Holdings LLC (“BVF GPH”) is deemed to be the beneficial owner of 5,506,927 shares of Common Stock, 1,019,708 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Partners L.P. (“Partners”) is deemed to be the beneficial owner of 5,858,046 shares of Common Stock, 1,082,395 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Inc. is deemed to be the beneficial owner of 5,858,046 shares of Common Stock, 1,082,395 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. Mark N. Lampert is deemed to be the beneficial owner of 5,858,046 shares of Common Stock, 1,082,395 shares of which are issuable upon conversion of Preferred Stock, all of which he reported as having shared voting and dispositive power. BVF GP is the general partner of BVF LP. BVF2 GP is the general partner of BVF2 LP. Partners OS is the general partner of BVF OS. BVF GPH is the sole member of BVF GP and BVF2 GP. Partners is the sole member of Partners OS and investment manager of BVF LP, BVF2 LP, BVF OS and MSI BVF. BVF Inc. is the general partner of Partners. Mark N. Lampert is director and officer of BVF Inc. Each of BVF GP, BVF2 GP, Partners OS, BVF GPH, Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of securities beneficially owned by the selling stockholders.
(7)

Includes 3,269,318 shares of Common Stock held directly by Deerfield Partners, L.P. (“Deerfield Partners”). The general partner of Deerfield Partners is Deerfield Mgmt, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Management Company, L.P., Deerfield Mgmt, L.P. and Mr. Flynn may be deemed to beneficially own the shares of Common Stock held by Deerfield Partners.

(8)

Includes (i) 657,905 shares of Common Stock owned by Foresite Capital Fund V, L.P. (“Fund V”) and (ii) 657,905 shares of Common Stock owned by Foresite Capital Fund VI L.P. (“Fund VI”). Foresite Capital Management V LLC (“FCM V”) is the general partner of Fund V. Foresite Capital Management VI LLC (“FCM VI”) is the general partner of Fund VI. FCM V may be deemed to have sole voting and dispositive power over the shares of Common Stock owned by Fund V. FCM VI may be deemed to have sole voting and dispositive power over the shares of Common Stock owned by Fund VI. James B. Tananbaum is the sole managing member of each of FCM V and FCM VI and may be deemed to have sole voting and dispositive power over these shares of Common Stock. Each of FCM V, FCM VI, and Dr. Tananbaum disclaim beneficial ownership of securities beneficially owned by the selling stockholders, except to the extent of their respective pecuniary interests therein.

(9)

Includes 1,052,630 shares of Common Stock owned by Invus Public Equities, L.P. (“Invus PE”). Invus Public Equities Advisors, LLC (“Invus PE Advisors”) controls Invus PE, as its general partner and accordingly, may be deemed to beneficially own the shares of Common Stock held by Invus PE. The Geneva branch of Artal International S.C.A. (“Artal International”) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares of Common Stock held by Invus PE. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares of Common Stock that Artal International may be deemed to beneficially own. Artal Group S.A. (“Artal Group”), as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the shares of Common Stock that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares of Common Stock that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the shares of Common Stock that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the shares of Common Stock that the Stichting may be deemed to beneficially own.

(10)	Includes (i) 263,157 shares of Common Stock held by The Biotech Growth Trust PLC (“BIOG”); (ii) 291,058 shares of Common Stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”); (iii) 517,606

shares of Common Stock held by OrbiMed Private Investments VIII, L.P. (“OPI VIII”); and (iv) 75,834 shares of Common Stock held by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of Genesis GP. OrbiMed Capital GP VIII LLC (“GP VIII”) is the general partner of OPI VIII. OrbiMed Advisors is the managing member of GP VIII. OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor to OPM and the portfolio manager of BIOG. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares of Common Stock held by BIOG, GEN, OPI VIII, and OPM, except to the extent of its or his pecuniary interest therein if any.
(11)

Includes (i) 273,171 shares of Common Stock held by Paradigm BioCapital Advisors LP (“Paradigm Advisor”), as discretionary manager on behalf of a separate account client solely with respect to the assets for which Paradigm Advisor acts as investment manager (“Separate Account”) and (ii) 1,637,347 shares of Common Stock held by Paradigm BioCapital International Fund Ltd. (“Paradigm Fund”). The shares of Common Stock may be deemed to be indirectly beneficially owned by each of Paradigm Advisor, Paradigm BioCapital Advisors GP LLC (“Paradigm Advisor GP”), and Senai Asefaw, M.D. Paradigm Advisor GP is the general partner of Paradigm Advisor, and Senai Asefaw, M.D. is the managing member of Paradigm Advisor GP. Paradigm Advisor is the investment manager of Paradigm Fund. Paradigm Advisor, Paradigm Advisor GP, and Senai Asefaw, M.D. may be deemed to have full investment and voting discretion over the shares of Common Stock held by Paradigm Fund and the Separate Account.

(12)

Includes (i) 571,612 shares of Common Stock held by Rock Springs Capital Master Fund LP (“Rock Springs Fund”) and (ii) 86,283 shares of Common Stock held by Four Pines Master Fund LP (“Four Pines Fund”). Rock Springs Capital Management LP (“RSCM”) is the investment adviser of Rock Springs Fund and Four Pines Fund. The general partner of RSCM is Rock Springs Capital LLC (“RSC”). RSC and RSCM may therefore be deemed to have or share beneficial ownership of the shares held directly by Rock Springs Fund and Four Pines Fund.

(13)

Includes 1,052,630 shares of Common Stock held in the aggregate by RTW Master Fund, Ltd. (“RTW Master Fund”), RTW Innovation Master Fund, Ltd. (“RTW Innovation Master Fund”) and RTW Biotech Opportunities, Ltd. (“RTW Biotech Opportunities” and, together with RTW Master Fund and RTW Innovation Master Fund, the “RTW Funds”). RTW Investments, LP (“RTW”), in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the shares of Common Stock held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such shares of Common Stock. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the shares of Common Stock held by RTW. Dr. Wong disclaims beneficial ownership of the shares of Common Stock held by the RTW Funds, except to the extent of his pecuniary interest therein.

(14)

Includes 526,315 shares of Common Stock held by Citadel CEMF Investments Ltd. Citadel Advisors LLP is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the shares of Common Stock held by Citadel CEMF Investments Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any).

(15)

Includes (i) 894,788 shares of Common Stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”); (ii) 256,444 shares of Common Stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) and (iii) 25,655 shares of Common Stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Invest III”). VHCP Management III, LLC (“VHCPM”) is the sole general partner of VHCP III and the sole manager of VHCP Co-Invest III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein shall include donees, pledgees, assignees, transferees or other successors-in-interest selling the securities or interests in such securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests therein on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, through distributions in kind for no consideration, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of the securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through the distribution of such securities by any selling securityholders to its equity holders, including without limitation, its members, general or limited partners or stockholders;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling securityholders to sell a specified number of such securities at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling securityholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the securities in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

We have agreed with the selling securityholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part continuously effective until the earlier of (1) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the securities may be sold without restriction pursuant to Rule 144 of the Securities Act. We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus will be passed upon by Ropes & Gray LLP.

EXPERTS

The consolidated financial statements of Cullinan Therapeutics, Inc. (formerly known as Cullinan Oncology, Inc.) as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.cullinantherapeutics.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39856) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Our Proxy Statement on Schedule 14A, as filed with the SEC on May 16, 2024;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 14, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 15, 2024;

•

Our Current Reports on Form  8-K as filed with the SEC on April  16, 2024, April  29, 2024 and May 15, 2024 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on January  6, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 30, 2021, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cullinan Therapeutics, Inc.

One Main Street

Suite 1350

Cambridge, Massachusetts 02142

Attn: Investor Relations

(617) 410-4650

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses incurred or expected to be incurred in connection with the offering described in this registration statement and the private placement, other than placement agent fees, all of which will be paid by us. All amounts are estimates except the Securities and Exchange Commission’s registration fee.

SEC registration fee	$58,381.31
Accounting services	60,000.00
Legal fees and expenses	400,000.00
Miscellaneous	16,800,021.00
Total	$17,318,402.31

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

As permitted by Section 102(b)(7) of the DGCL, certain provisions in our Second Amended and Restated Certificate of Incorporation, as amended, or our certificate of incorporation, and our Third Amended and Restated Bylaws, or our bylaws limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

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•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Item 16.	Exhibits

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (filed herewith)

4.2	Form of Registration Rights Agreement, dated April 15, 2024, by and among Cullinan Therapeutics, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2024)

4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2024)

5.1	Opinion of Ropes & Gray LLP (filed herewith)

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant (filed herewith)

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages hereto)

107	Filing Fee Table

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the

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aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such

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purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on May 16, 2024.

CULLINAN THERAPEUTICS, INC.

By:	/s/ Nadim Ahmed
Nadim Ahmed
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nadim Ahmed and Mary Kay Fenton, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nadim Ahmed Nadim Ahmed	President and Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2024

/s/ Mary Kay Fenton Mary Kay Fenton	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2024

/s/ Thomas Ebeling Thomas Ebeling	Director	May 16, 2024

/s/ Anne-Marie Martin Anne-Marie Martin	Director	May 16, 2024

/s/ Anthony Rosenberg Anthony Rosenberg	Director	May 16, 2024

/s/ David P. Ryan, M.D. David P. Ryan, M.D.	Director	May 16, 2024

/s/ Stephen Webster Stephen Webster	Director	May 16, 2024

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